Exhibit 10.8

COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT made as of this 18th day of June, 2008 by Accentia Biopharmaceuticals, Inc., a Florida corporation (“Assignor”), to Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens Offshore SPV I, Ltd. (as partial assignee of Laurus, “Valens Offshore I”), Valens Offshore SPV II, Corp. (“Valens Offshore II”), Valens U.S. SPV I, LLC (as partial assignee of Laurus, “Valens US”), PSource Structured Debt Limited (as partial assignee of Laurus, “PSource”; and together with Laurus, Valens Offshore I, Valens Offshore II and Valens US, individually, each an “Assignee” and collectively, the “Assignees”).

FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignees, now existing or hereafter arising under that certain Guaranty dated March 31, 2006 (as amended, modified, restated or supplemented from time to time, the “Guaranty”), Assignor hereby assigns, transfers and sets over unto each Assignee all of its rights but not its obligations under that certain Royalty Agreement dated as of October 31, 2006 (as amended, modified, restated or supplemented from time to time, the “Agreement”) between Assignor and Biovest International, Inc., a Delaware corporation (“Biovest”), including, without limitation, all moneys and claims for moneys due and/or to become due to Assignor under the Agreement with respect to Royalties (as defined in the Agreement) or otherwise.

Assignor hereby specifically authorizes and directs Biovest upon notice to it of this Assignment to make all payments due under or arising under the Agreement directly to Assignees and hereby irrevocably authorizes and empowers each Assignee to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Biovest under and pursuant to the Agreement, and to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and in each Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which such Assignee may deem necessary or advisable in the premises. It is expressly understood and agreed, however, that no Assignee shall be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to such Assignee or to which such Assignee may be entitled hereunder at any time or times.

Biovest, upon notice to it of this Assignment, is hereby authorized to recognize each Assignee’s claims to rights hereunder without investigating any reason for any action taken by such Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by such Assignee of any of the amounts to be paid to said Assignee. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of an Assignee as directed by Assignees.

Without first obtaining the written consent of each Assignee, neither Assignor or Biovest shall (i) amend or modify the Agreement or (ii) agree to or suffer any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights arising under the Agreement.

In the event Assignor declines to exercise any rights under the Agreement, each Assignee shall have the right to enforce any and all such rights of Assignor against Biovest, whether or not such Assignee has commenced the exercise of its right and remedies under the Guaranty.

This Assignment shall be construed and enforced in accordance with and governed by the laws of the State of New York.

This Assignment may be executed in one or more counterparts each of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty, CPA
Name:	James A. McNulty, CPA
Its:	Secretary/Treas

Biovest hereby consents and agrees to the provisions as of the date first written above.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Name:	Alan M. Pearce
Its:	CFO